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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   --------

                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 8, 2001

                         THE COLONIAL BANCGROUP, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                        1-13508                 63-0661573
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)

                              One Commerce Street
                           Montgomery, Alabama 36104
                   (Address of principal executive offices)

                                (334) 240-5000
                        (Registrant's telephone number)

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLONIAL BANCGROUP

                                       By: /s/ W. Flake Oakley, IV
                                           -----------------------
                                           W. Flake Oakley, IV
                                           its Chief Financial Officer

Date: May 8, 2001

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Item 7. Financial Statements and Exhibits

     The following exhibit is furnished as part of this Current Report on Form 8-K:

     Exhibit No.      Exhibit
     -----------      -------
        99.1          Presentation materials


Item 9. Regulation FD Disclosure

     Colonial BancGroup ("BancGroup") is furnishing this Current Report on Form 8-K. This information is being made available in the form of a presentation to investors, analysts and participants at the Gulf South Banking Conference on May 8-9, 2001. This information may or may not be used in later meetings with investors and/or analysts. No information in this presentation shall be deemed to confirm, update, or otherwise modify earnings forecasts as previously filed in BancGroup's Current Report on Form 8-K, dated April 17, 2001. Attached hereto and incorporated herein as Exhibit 99.1 is the text of that presentation. This presentation contains "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in the presentation are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2001 and 2002, including, but not limited to, an inability to maintain asset quality, meet targeted non-performing asset levels, and meet targeted returns on assets; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) changes which may occur in the regulatory environment; and (v) changes in interest rates by the Board of Governors of the Federal Reserve Board or rate changes driven by market conditions in the financial services industry. When used in this presentation, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.